Exhibit 4.11

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 27, 2007, is made by Magyar Telecom B.V. (“Matel”), HTCC Holdco II B.V. (“the Company”), each of the undersigned Guarantors, BNY Corporate Trust Services limited as Trustee (the “Trustee”), The Bank of New York as Registrar, Transfer Agent and Principal Paying Agent, BNP Paribas Trust Corporation UK Limited as Security Trustee and Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent, under the Indenture referred to below.

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 27, 2007 providing for the issuance of an initial aggregate principal amount of €200,000,000 of Floating Rate Senior Notes due 2013 (the “Notes”).

WHEREAS, the Indenture provides that under certain circumstances Matel shall execute and deliver to the Trustee an Supplemental Indenture pursuant to which Matel shall accede to the Indenture and assume all of the obligations of the Company under the Indenture and the Notes.

WHEREAS, the Indenture provides that upon the execution and delivery of this Supplemental Indenture, the Company shall be released from its obligations under the Indenture and the Notes.

WHEREAS the Indenture provides that the Notes will be guaranteed (the “Guarantees”) by each of the undersigned Guarantors.

WHEREAS, pursuant to Section 4.23 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Matel and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used in this Supplemental Indenture and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Indenture.

2.	AGREEMENT TO ACCEDE. Matel and the undersigned Guarantors hereby agree to accede to the Indenture on the terms and conditions set forth in this Supplemental Indenture and the Indenture. In particular connection with such succession, Matel and the undersigned Guarantors agree to be bound by all of the covenants, stipulations, promises and agreements set forth in the Indenture, to the extent permitted by applicable law, as of the dates provided therein, and Matel shall assume all of the obligations of the Company under the Notes and Indentures.

3.	NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.	COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5.	EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

6.	THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity of sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Matel, the Company and the undersigned Guarantors.

7.	RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes.

8.	SUCCESSORS. All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors.

(Signature pages to follow)

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed and attested, as of the date first above written.

MAGYAR TELECOM B.V.

By:
Name:
Title:

HTCC HOLDCO II B.V.

By:
Name:
Title:

PANTEL TECHNOCOM KFT. as Subsidiary Guarantor

By:
Name:
Title:

PANTEL TÁVKÖZLÉSI KFT. as Subsidiary Guarantor

By:
Name:
Title:

HUNGAROTEL TÁVKÖZLÉSI ZRT. as Subsidiary Guarantor

By:
Name:
Title:

INVITEL ZRT. as Subsidiary Guarantor

By:
Name:
Title:

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V-HOLDING ZRT. as Subsidiary Guarantor

By:
Name:
Title:

EUROWEB INTERNET SZOLGALTATO ZRT as Subsidiary Guarantor

By:
Name:
Title:

BNY CORPORATE TRUSTEE SERVICES LIMITED as Trustee

By:
Name:
Title:

THE BANK OF NEW YORK as Registrar, Transfer Agent and Principal Paying Agent

By:
Name:
Title:

BNP PARIBAS TRUST CORPORATION UK LIMITED as Security Trustee

By:
Name:
Title:

BANK OF NEW YORK (LUXEMBOURG) S.A. as Luxembourg Paying Agent and Transfer Agent

By:
Name:
Title:

4